Exhibit 99.2
Pride International, Inc. Reports Record Financial Results in First Quarter 2007 Driven by Strong Operational Performance
HOUSTON, May 7, 2007 (PRIME NEWSWIRE) — In the release issued earlier, please note that the following table, Quarterly Selected Segment Metrics, is a replacement. The numbers under Q1 2006 were incorrect in the previous version, please use the following instead:
Pride International, Inc.
Quarterly Selected Segment Metrics
Offshore Segment

	Q1 2007		Q4 2006
	Average Daily		Average Daily
	Revenues(1)	Utilization(2)	Revenues(1)	Utilization(2)
Deepwater	$195,400	98%	$193,000	88%
Midwater	$150,000	99%	$129,800	91%
Jackups	$90,700	80%	$90,100	80%
Other	$45,500	71%	$47,900	61%

	Q1 2006
	Average Daily
	Revenues (1)	Utilization(2)
Deepwater	$178,000	88%
Midwater	$85,700	89%
Jackups	$65,100	95%
Other	$42,900	80%

(1)	Average daily revenues are based on total revenues for each type of rig divided by actual days worked by all rigs of that type. Average daily revenues will differ from average contract dayrate due to billing adjustments for any non-productive time, mobilization fees, demobilization fees, performance bonuses and charges to the customer for ancillary services.

(2)	Utilization is calculated as the total days worked divided by the total days in the period.

CONTACT:	Pride International, Inc.
Jeffrey L. Chastain
(713) 789-1400